===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        CSG SYSTEMS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                    [LOGO]

                        CSG Systems International, Inc.
                    7887 East Belleview Avenue, Suite 1000
                           Englewood, Colorado 80111

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 19, 2000

                               ----------------

  The annual meeting of stockholders of CSG Systems International, Inc. (the "Company") will be held at the office of the Company, 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado, on Friday, May 19, 2000, at 8:30 a.m., for the following purposes:

    1. To elect three Class III Directors.

    2. To consider and vote on a proposed amendment of the Company's Stock Option Plan for Non-Employee Directors which will increase by 250,000 the number of shares of Common Stock of the Company available for issuance under such Plan.

    3. To transact such other business as properly may come before the meeting or any adjournments thereof.

  The Board of Directors fixed the close of business on March 21, 2000, as the record date for determining the stockholders of the Company who are entitled to notice of and to vote at the meeting or any adjournment thereof.

  All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,


                                          Joseph T. Ruble
                                          Secretary

March 23, 2000

  REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE ENCLOSED ENVELOPE IS MAILED IN THE UNITED STATES. YOU ALSO MAY FILE YOUR PROXY BY TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY. THE PROXY WILL NOT BE USED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST.

                        CSG Systems International, Inc.
                    7887 East Belleview Avenue, Suite 1000
                           Englewood, Colorado 80111

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                                 May 19, 2000

  This Proxy Statement is furnished by the Board of Directors (the "Board") of CSG Systems International, Inc. (the "Company") in connection with the Board's solicitation of proxies for use at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held at the office of the Company, 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado, on Friday, May 19, 2000, at 8:30 a.m., and at any adjournments of the Annual Meeting. All proxies will be voted in accordance with the instructions contained therein; if no choice is specified, the proxies will be voted in favor of the director nominees named in this Proxy Statement and in favor of the proposed amendment of the Company's Stock Option Plan for Non-Employee Directors which will increase by 250,000 the number of shares of Common Stock of the Company available for issuance under such Plan. A stockholder may revoke a proxy at any time before it is exercised either by giving written notice to that effect to the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

  The Board fixed the close of business on March 21, 2000, as the record date for determining the stockholders of the Company who are entitled to notice of and to vote at the Annual Meeting. At the close of business on March 21, 2000, there were outstanding and entitled to vote at the Annual Meeting 52,078,321 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"). Each share is entitled to one vote.

  The Company will bear all costs of this solicitation of proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, and their appointed agents may solicit proxies in person or by telephone, facsimile or other means. The Company will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of stock held in their names. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy material.

  The Company is mailing its Annual Report to stockholders for the year ended December 31, 1999, with this Proxy Statement and the accompanying proxy on or about April 12, 2000.

Quorum and Votes Required

  A majority of the shares of Common Stock outstanding on the record date is required to be present or represented by proxy at the Annual Meeting in order to have the quorum necessary to take action at the Annual Meeting. Assuming that a quorum is present at the Annual Meeting, the three nominees for election as directors who receive the greatest number of votes cast in the election of directors will be elected as directors. Approval of the proposed amendment of the Company's Stock Option Plan for Non-Employee Directors requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote on such matter.

  Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector appointed for the Annual Meeting. The inspector will treat abstentions as Common Stock that is present and entitled to vote for purposes of determining the presence of a quorum but as not voted for purposes of determining the approval of any matter submitted to stockholders for a vote. Abstentions will have no effect in the election of directors but will have the effect of a "no" vote with respect to other matters voted upon. If a broker indicates on a proxy that such broker does not have discretionary authority to vote on a particular matter as to certain Common Stock, then such shares will not be counted in determining the number of votes required for approval; however, such "broker non-votes" will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The first table below sets forth each person known by the Company to own beneficially more than 5% of the outstanding Common Stock as of January 31, 2000, except as otherwise indicated. The second table below sets forth to the Company's knowledge the beneficial ownership of Common Stock by each director, nominee and executive officer of the Company, individually, and by all directors and executive officers of the Company as a group, as of January 31, 2000.

Principal Stockholders

                              Shares of         Percentage
Name and Address of          Common Stock        of Common
Beneficial Owner          Beneficially Owned Stock Outstanding
-------------------       ------------------ -----------------
J. & W. Seligman & Co.        3,972,000             7.7%
 Incorporated (1).......
 William C. Morris (1)
 100 Park Avenue
 New York, New York
 10017

Robert Day (2)..........      3,756,776             7.3%
 The TCW Group, Inc. (2)
 865 South Figueroa
 Street
 Los Angeles, California
 90017

Neal C. Hansen (3)......      3,054,976             5.9%
 7887 East Belleview
 Avenue, Suite 1000
 Englewood, Colorado
 80111

--------
(1) Beneficial ownership is as of December 31, 1999. J. & W. Seligman & Co. Incorporated and William C. Morris, as the owner of a majority of the outstanding voting securities of J. & W. Seligman & Co. Incorporated, have filed with the Securities and Exchange Commission (the "SEC") a joint
    Schedule 13G dated February 10, 2000, stating that they have shared voting power with respect to 3,762,500 of these shares and shared dispositive power with respect to all of these shares.
(2) Beneficial ownership is as of December 31, 1999. Robert Day and The TCW Group, Inc. have filed with the SEC a joint Schedule 13G dated February 11, 2000, stating that Robert Day, an individual who may be deemed to control The TCW Group, Inc., has sole voting power and sole dispositive power with respect to 111,224 of these shares and that Robert Day and The TCW Group, Inc. have shared voting power and shared dispositive power with respect to 3,645,552 of these shares.
(3) Includes 264,700 shares subject to currently exercisable options and 4,900 shares subject to options which are exercisable within 60 days after January 31, 2000. Also includes 1,115,000 shares owned by Hansen Partnership, Ltd., of which Mr. Hansen is General Partner, and 90,408 shares owned by Mr. Hansen's spouse. Mr. Hansen disclaims beneficial ownership of the shares owned by his spouse and, except to the extent of his pecuniary interest therein, the shares owned by Hansen Partnership, Ltd.

Directors and Executive Officers

                                                                  Percentage
                                       Shares of Common Stock      of Common
Name of Beneficial Owner              Beneficially Owned(1)(2) Stock Outstanding
------------------------              ------------------------ -----------------
George F. Haddix....................         1,998,040(3)             3.9%
Neal C. Hansen......................         3,054,976(4)             5.9%
Royce J. Holland....................            24,000                  *
Edward C. Nafus.....................            61,702                  *
Janice Obuchowski...................            20,385                  *
Gregory A. Parker...................           109,050(5)               *
John P. Pogge.......................           359,200(5)               *
Bernard W. Reznicek.................            27,000                  *
Rockwell A. Schnabel (6)............           251,000                  *
Frank V. Sica.......................           257,682                  *
All directors and executive officers
 as a group
 (10 persons).......................         6,163,035               11.8%

--------
 * Less than 1% of the outstanding Common Stock.
(1)  Includes 264,700, 24,000, 50,000, 16,000, 93,050, 146,400, 24,000,
     16,000, 16,000 and 650,150 shares subject to currently exercisable options which are held by Mr. Hansen, Mr. Holland, Mr. Nafus, Ms. Obuchowski, Mr. Parker, Mr. Pogge, Mr. Reznicek, Mr. Schnabel and Mr. Sica and all directors and executive officers as a group, respectively.
(2) Includes 4,900, 4,000, 12,800 and 21,700 shares subject to options which are held by Mr. Hansen, Mr. Parker, Mr. Pogge and all directors and executive officers as a group, respectively, and are exercisable within 60 days after January 31, 2000.
(3) Includes 20,000 shares owned by a charitable organization of which Dr. Haddix is a trustee. Dr. Haddix disclaims beneficial ownership of such 20,000 shares.
(4) Includes 1,115,000 shares owned by Hansen Partnership, Ltd., of which Mr. Hansen is General Partner, and 90,408 shares owned by Mr. Hansen's spouse. Mr. Hansen disclaims beneficial ownership of the shares owned by his spouse and, except to the extent of his pecuniary interest therein, the shares owned by Hansen Partnership, Ltd.
(5) Includes 12,000 and 44,000 shares which were purchased by Messrs. Parker and Pogge, respectively, pursuant to stock purchase agreements with the Company and which remain subject to a stock repurchase option on the part of the Company, effective upon termination of services as an employee of or a consultant to the Company. The shares are released from the repurchase option in equal increments over a five-year period; 80% of Messrs. Parker's and Pogge's shares originally purchased have been released from the repurchase option as of January 31, 2000.
(6) Mr. Schnabel is a Co-Chairman of Trident Capital, Inc. Trident Capital, L.P. owns 4,428 shares, and Trident Administrator, N.V. owns 4,090 shares. Trident Capital, L.P. and Trident Administrator, N.V. are affiliates of Trident Capital, Inc., and Mr. Schnabel may be deemed to be the beneficial owner of such shares, which are not included in the numbers shown in this table. Except to the extent of his pecuniary interest therein, Mr. Schnabel disclaims beneficial ownership of such 8,518 shares.

                             ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes consisting of three Class I directors, two Class II directors and three Class III directors, whose present terms continue until the annual meetings of stockholders of the Company to be held in 2001, 2002 and 2000, respectively, and until their respective successors are elected and qualified. Three Class III directors will be elected at the Annual Meeting to serve for a three-year term expiring at the annual meeting of stockholders to be held in 2003.

  Unless the proxy is marked otherwise, the persons named in the accompanying proxy will vote to elect Messrs. Haddix, Hansen, and Sica as Class III directors. The proxy may not be voted for more than three directors. If a nominee is unable to serve, then the person acting under the proxy may vote the proxy for the election of a substitute nominee. The Company does not presently contemplate that any of such nominees will be unable to serve.

  The following information relates to the Board's nominees for election at the Annual Meeting and to the other directors whose terms of office will continue after the Annual Meeting:

Nominees for Election as Class III Directors With Terms Expiring in 2003:

George F. Haddix, Ph.D.                                     Director since 1994

  Dr. Haddix, 61, is a co-founder of the Company and was the President and Chief Technical Officer of the Company from its inception in 1994 until September 1997. Dr. Haddix currently is a private investor and, subsequent to his retirement as an employee of the Company at the end of 1997, served until December 23, 1999, as a consultant to the Company with respect to its technical management and administration. From 1991 until founding the Company, Dr. Haddix was a private investor. From 1989 to 1991, Dr. Haddix was a General Partner in Hansen, Haddix and Associates, a partnership which provided advisory management services to suppliers of software products and services. From 1987 to 1988, Dr. Haddix served as President and Chief Executive Officer of US WEST Network Systems, Inc. Dr. Haddix received a Ph.D. in Mathematics from Iowa State University in 1968 and has served on the faculties of three universities. Dr. Haddix also is a director of infoUSA, Inc.

Neal C. Hansen                                              Director since 1994

  Mr. Hansen, 59, is a co-founder of the Company and has been the Chairman of the Board and Chief Executive Officer of the Company since its inception in 1994. From 1991 until founding the Company, Mr. Hansen served as a consultant to several software companies, including First Data Corporation ("FDC"). From 1989 to 1991, Mr. Hansen was a General Partner in Hansen, Haddix and Associates, a partnership which provided advisory management services to suppliers of software products and services. From 1983 to 1989, Mr. Hansen was Chairman and Chief Executive Officer of US WEST Applied Communications, Inc. and President of US WEST Data Systems Group. From 1971 to 1983, Mr. Hansen served in a variety of executive positions with FDC and in 1982 was responsible for the development of FDC's cable television processing division, which was acquired by the Company in 1994.

Frank V. Sica                                               Director since 1994

  Mr. Sica, 49, has served as a director of the Company since its inception in 1994. Mr. Sica has been a Managing Director of Soros Fund Management Company since May 1998. He was a Managing Director of Morgan Stanley & Co. Incorporated from 1988 to March 1998 and had been employed by Morgan Stanley
& Co. Incorporated since 1981, originally in the Mergers and Acquisition Department, and from 1988 to March 1998 in the Merchant Banking Division. Mr. Sica also is a director of Kohl's Corporation, Emmis Broadcasting Corporation, Outboard Marine Corp., and Global Telesystems Group, Inc.

Class I Directors With Terms Expiring in 2001:

Janice I. Obuchowski                                        Director since 1997

  Ms. Obuchowski, 48, was elected to the Company's Board of Directors in November 1997. Ms. Obuchowski has been President of Freedom Technologies, Inc., a provider of telecommunications research and consulting services, since 1992. From 1995 to June 1998, Ms. Obuchowski also was an Executive Vice President of NextWave Telecom, Inc., a provider of wireless communications services. On December 23, 1998, NextWave Telecom, Inc. filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code; subsidiaries of NextWave Telecom, Inc. filed similar petitions on June 8, 1998. Ms. Obuchowski served as Assistant Secretary for Communications and Information for the Department of Commerce and Administrator for the National Telecommunications and Information Administration during the Bush Administration. Ms. Obuchowski also is a director of Orbital Sciences Corporation and ewireless.

John P. Pogge                                               Director since 1997

  Mr. Pogge, 46, joined the Company in 1995 and has been President and Chief Operating Officer of the Company since September 1997. Prior to that time, he was an Executive Vice President of the Company and General Manager, Business Units. From 1991 to 1995, Mr. Pogge was Vice President, Corporate Development, of US WEST, Inc. He was elected to the Company's Board of Directors in September 1997.

Rockwell A. Schnabel                                        Director since 1994

  Mr. Schnabel, 63, has served as a director of the Company since its inception in 1994. Mr. Schnabel is a founder and General Partner of Trident Capital, Inc. (a venture capital firm). He served as the Acting Secretary of Commerce and the Deputy Secretary of Commerce during the Bush Administration and was the U.S. Ambassador to Finland from 1985 to 1989. From 1965 to 1983, Mr. Schnabel served in various senior positions in the securities industry, including President of Bateman Eichler Hill Richards (Everen Securities). Mr. Schnabel also is a director of International Game Technology.

Class II Directors With Terms Expiring in 2002:

Royce J. Holland                                            Director since 1997

  Mr. Holland, 51, was elected to the Company's Board of Directors in January 1997. Mr. Holland has been Chairman and Chief Executive Officer of Allegiance Telecom, Inc., a provider of telecommunications services, since March 1997. Mr. Holland served as President and Chief Operating Officer of MFS Communications Company, Inc., a competitive local exchange carrier, from 1990 until the acquisition of MFS by WorldCom, Inc. at the end of 1996. Mr. Holland also is a director of Allegiance Telecom, Inc. and Choice One Communications, Inc.

Bernard W. Reznicek                                         Director since 1997

  Mr. Reznicek, 63, was elected to the Company's Board of Directors in January 1997. Mr. Reznicek has served as National Director of Utility Marketing for Central States Indemnity Company of Omaha, a Berkshire Hathaway company, since January 1997. Mr. Reznicek was Dean of the College of Business Administration at Creighton University from 1994 to 1996. Previously, Mr. Reznicek was Chairman (1992-94) and Chief Executive Officer (1990-94) of Boston Edison Company, an electric utility company. Mr. Reznicek also is a director of Stone & Webster, Incorporated and State Street Corporation.

  John P. Pogge, President of the Company, and Gregory A. Parker, Chief Financial Officer of the Company, are brothers-in-law. There are no other family relationships between any of the directors or officers. There are no arrangements between any director or officer and any other person pursuant to which such person was selected as a director or officer.

  The Board of Directors has a standing Audit Committee, composed of Ms. Obuchowski and Messrs. Reznicek and Schnabel (Chairman). The Audit Committee held four meetings during the year ended December 31, 1999. The Committee's functions are to recommend to the Board of Directors the firm to be appointed as the Company's independent accountants, to review and approve the scope of the Company's annual audit, to review the audit report and recommendations to management of the Company's independent accountants, to consult with the Company's independent accountants concerning the Company's financial controls, accounting procedures and internal auditing functions, and to consider and review such other matters relating to the financial and accounting affairs of the Company as the Committee may deem appropriate.

  The Board of Directors has a standing Compensation Committee, composed of Messrs. Holland, Schnabel and Sica (Chairman), which held four meetings and acted by written consent on one other occasion during the year ended December 31, 1999. The Committee's functions are to provide oversight with respect to the compensation and benefit policies, plans and programs of the Company for the executive officers of the Company and, to the extent not otherwise determined by contract or formal plan, to review and recommend to the Board of Directors salaries, bonuses and other benefits and compensation for the executive officers of the Company. The Committee also is responsible for the administration of and the granting of stock options, stock purchase rights and other awards under the Company's 1995 Incentive Stock Plan, 1996 Stock Incentive Plan and 1996 Employee Stock Purchase Plan.

  The Company does not have a nominating committee.

  During the year ended December 31, 1999, the Board of Directors held five meetings and acted by written consent on two other occasions. During 1999, all directors except Mr. Holland attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which they serve.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers (as defined in the applicable regulations) and directors, and persons who own more than 10% of a class of the Company's equity securities registered under such Act, to file certain reports of ownership and changes of ownership of the Company's equity securities with the SEC. Officers, directors and more than 10% stockholders are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms which they file.

  Based solely on its review of the copies of such forms submitted to it, or written representations from certain reporting persons that no Form 5 was required for those persons, the Company believes that all filing requirements applicable to its officers and directors were complied with for the year ended December 31, 1999.

Director Compensation

  Each non-employee director of the Company is entitled to receive the following compensation: (i) $2,500 for each meeting of the Board of Directors attended in person, (ii) $500 for each meeting of the Board of Directors attended by conference telephone call or its equivalent and (iii) $500 for each meeting of a committee of the Board of Directors attended in person or by conference telephone call or its equivalent. Directors who are officers or employees of the Company do not receive additional compensation for serving as a director or committee member. The Company also has a Stock Option Plan for Non-Employee Directors (the "Directors Plan") which was approved at the 1997 annual meeting of stockholders. During the year ended December 31, 1999, the Board granted an option under the Directors Plan to Dr. Haddix, who is a non-employee director of the Company, to purchase 16,000 shares of Common Stock at a price per share equal to the last sale price of the Common Stock as quoted on the Nasdaq National Market System on the date of the grant. Such option becomes exercisable in two equal installments on the first and second anniversaries of the grant date if the optionee is then a member of the Board and will expire ten years after the date of the grant, if not sooner exercised. If a director ceases to be a member of the Board before fully exercising his or her options, then various provisions of the Plan relating to such an event will govern the continuing exercisability of such options.

Compensation of Executive Officers

  The following table sets forth information with respect to the compensation paid by the Company to each of its executive officers for services rendered during 1999. The numbers of stock options awarded for 1998 and 1997 have been adjusted to reflect a 2-for-1 stock split which became effective through the payment of a 100% stock dividend on March 5, 1999.

Summary Compensation Table

                                                         Long-term
                          Annual Compensation (1)      Compensation
                         ---------------------------   -------------
Name and Principal       Fiscal                        Stock Options    All Other
Position                  Year    Salary  Bonuses (2)     Awarded    Compensation (4)
------------------       ------   ------- ----------   ------------- ----------------
                                    ($)      ($)            (#)            ($)
Neal C. Hansen .........  1999    400,000  410,800         80,000         10,400
 Chairman of the Board    1998    350,000  359,450        480,000          7,683
 and                      1997    300,000  195,000        120,000          7,312
 Chief Executive Officer                   200,000(3)

John P. Pogge...........  1999    290,000  274,920            --          14,150
 President and Chief      1998    265,000  251,220        266,000         11,383
 Operating                1997    250,000  135,000        120,000         12,162
 Officer (5)                               120,000(3)

Edward C. Nafus ........  1999    262,500  228,113            --           9,784
 Executive Vice           1998(6) 250,000  108,625        280,000            --
 President

Gregory A. Parker.......  1999    205,000  161,950            --          13,475
 Vice President and       1998    170,000  134,300        180,000          9,975
 Chief                    1997    140,000   65,000         69,400          9,663
 Financial Officer                         120,000(3)

--------
(1) With respect to each of the individuals named in the Summary Compensation Table, the aggregate amount of perquisites and other personal benefits, securities or property received did not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus reported for such individual.
(2) Except as indicated in footnote (3), the bonuses were annual performance bonuses paid to the executive officers. The bonus earned for each year is payable in the first quarter of the subsequent year.
(3) These bonuses were special bonuses paid in October 1997 in recognition of extraordinary services performed by the recipients in connection with the negotiation of an Asset Purchase Agreement and a Master Subscriber Management System Agreement with certain affiliates of Tele-Communications, Inc. and the successful consummation and implementation of the transactions contemplated by such agreements.
(4) All Other Compensation for 1999 for Mr. Hansen consists of employer contributions to the CSG Incentive Savings Plan (a 401(k) plan). All Other Compensation for 1999 for Messrs. Pogge, Nafus and Parker consists of employer contributions to the CSG Incentive Savings Plan (Pogge--$10,400, Nafus--$3,534 and Parker--$10,400) and employer credits to the CSG Systems, Inc. Wealth Accumulation Plan (Pogge--$3,750, Nafus--$6,250 and Parker--$3,075). The CSG Systems, Inc. Wealth Accumulation Plan is a deferred compensation plan which provides for elective salary and incentive compensation deferrals by participants. CSG Systems, Inc. matches a participant's deferral up to 25% thereof, with a maximum annual credit of $6,250 per participant.
(5) Mr. Pogge was elected President and Chief Operating Officer of the Company in September 1997. Prior to that time, he served as an Executive Vice President of the Company.
(6) Mr. Nafus joined the Company in August 1998, and his salary for 1998 is presented on an annualized basis.

Option Grants in 1999

  The following table sets forth the stock options granted to the Company's executive officers during 1999. The number of shares and the exercise price per share have been adjusted to reflect a 2-for-1 stock split which became effective through the payment of a 100% stock dividend on March 5, 1999.

                               Individual Grants

                          Options      % of Total
                         Granted on  Options Granted Exercise
                           Common     to Employees   Price per Expiration    Grant Date
  Name                   Stock (1)       in 1999     Share (3)    Date    Present Value (4)
  ----                   ----------  --------------- --------- ---------- -----------------
                            (#)            (%)       ($/share)                   ($)
Neal C. Hansen..........   80,000(2)      11.19        35.88    1/14/09      $1,216,800

John P. Pogge...........      --            --           --         --              --

Edward C. Nafus.........      --            --           --         --              --

Gregory A. Parker.......      --            --           --         --              --

--------
(1) This option was granted pursuant to the Company's 1996 Stock Incentive
    Plan.
(2) One-half of these options become exercisable on each of November 17, 2002, and November 17, 2003. The exercisability of these options will be accelerated upon the occurrence of certain "change of control" events specified in the applicable option agreement.
(3) The exercise price is the closing market price on the date the option was granted.
(4) Grant date present value is determined using a modified Black-Scholes option pricing model. The estimated value under the model is based on several assumptions, including a weighted-average expected volatility of 40.0%, a weighted-average risk-free rate of return of 4.72%, no dividend yield and expected option life of 5.0 years, and may not be indicative of actual value. The actual gain, if any, the option holder may realize will depend on the excess of the actual market price of the stock over the exercise price on the date the option is exercised. There is no assurance that the value that may be realized by the option holder will be at or near the value estimated by the modified Black-Scholes model.

Aggregated Option Exercises and 1999 Year-End Option Values

  The following table sets forth certain information regarding the exercise of stock options during 1999 by the Company's executive officers and the number and value of their unexercised stock options at December 31, 1999.

                                                                                   Value of Unexercised
                                                  Number of Unexercised            In-the-Money Options
                           Shares             Options at December 31, 1999        at December 31, 1999(1)
                          Acquired    Value   --------------------------------   -------------------------
  Name                   On Exercise Realized  Exercisable      Unexercisable    Exercisable Unexercisable
  ----                   ----------- -------- --------------   ---------------   ----------- -------------
                             (#)       ($)         (#)               (#)             ($)          ($)
Neal C. Hansen..........     --        --              214,700           689,800  5,722,163   10,876,005
John P. Pogge...........     --        --              114,900           335,100  3,209,136    6,044,726
Edward C. Nafus.........     --        --               50,000           230,000    943,750    3,883,746
Gregory A. Parker.......     --        --               75,700           208,700  1,932,880    3,794,000

--------
(1) "In-the-Money Options" are options outstanding at the end of 1999 for which the fair market value of the Common Stock at the end of 1999 ($39.88 per share) exceeded the exercise price of the options.

Employment and Consulting Agreements

Mr. Hansen

  Mr. Hansen initially was employed by the Company pursuant to an employment agreement dated November 30, 1994, which had a five-year term ending on November 30, 1999 (the "1994 Agreement"). In November 1998, Mr. Hansen and the Company entered into a new employment agreement (the "1998 Agreement") which superseded the 1994 Agreement. The term of the 1998 Agreement is from November 17, 1998, through December 31, 2001. On December 31 of each year during its term (beginning December 31, 1999), the term of the 1998 Agreement automatically is extended by one year unless, not later than one year prior to a particular December 31, either the Company or Mr. Hansen notifies the other that such extension shall not occur, in which case the 1998 Agreement will terminate at the end of its then remaining term.

  The 1998 Agreement provided for the continuation of Mr. Hansen's 1998 base salary of $350,000 through December 31, 1998; thereafter, Mr. Hansen is to receive an annual base salary of not less than $400,000 (with annual Consumer Price Index adjustments). Beginning in 1999, Mr. Hansen also is given the opportunity under the 1998 Agreement to earn an annual incentive bonus of not less than 65% of his base salary if the objectives established annually by the Board are fully achieved; a similar bonus program was in place for Mr. Hansen for 1998. The 1998 Agreement also provides certain group insurance coverages, an automobile allowance, certain expenses of club membership and various other benefits to Mr. Hansen.

  The 1998 Agreement will terminate upon Mr. Hansen's death, and the Company may terminate the 1998 Agreement in the event of Mr. Hansen's disability for a continuous period of more than six months or for more than 180 days in the aggregate during any 12-month period. The Company also may terminate the 1998 Agreement for "cause", as defined in the 1998 Agreement. In the cases of death or disability, Mr. Hansen (or his estate) would be entitled to receive his base salary through the termination date and a pro rata portion of his annual incentive bonus for the year of termination. In the case of termination for cause, Mr. Hansen is not entitled to receive any portion of his incentive bonus for the year of termination.

  If the Company terminates Mr. Hansen's employment without cause prior to a change of control of the Company, then Mr. Hansen is entitled to continue to receive his base salary for the remaining term of the 1998 Agreement (less compensation received from other employment), his full incentive bonus for the year of termination (payable at the regularly scheduled time) and an additional amount equal to 195% of his base salary in effect at the time of the termination (the latter amount being payable 50% one year after the termination and 50% two years after the termination). If the Company terminates Mr. Hansen's employment without cause after a change of control of the Company, then he is entitled to receive the amounts referred to in the preceding sentence, but the payment times generally are accelerated to 30 days after the effective date of the termination. "Change of Control" is defined in the 1998 Agreement and includes among other events various types of mergers, dissolutions or changes in ownership of the Company or its principal operating subsidiary, acquisitions of significant amounts of the voting stock of the Company and certain changes in the composition of the Board.

  If the Company or a permitted successor to the Company materially alters Mr. Hansen's duties and responsibilities under the 1998 Agreement or assigns to Mr. Hansen duties and responsibilities inappropriate to the chief executive officer of the Company without Mr. Hansen's consent, then Mr. Hansen may resign from his offices and positions with the Company (without further obligation to perform any services) and will be entitled to receive the compensation described in the applicable sentence of the preceding paragraph, depending upon whether such event occurs before or after a change of control of the Company.

  If any payments made to Mr. Hansen under the preceding two paragraphs cause Mr. Hansen to be subject to excise taxes on "excess parachute payments" under the Internal Revenue Code, then the Company is obligated to reimburse Mr. Hansen for such excise taxes and for any additional income, excise or other taxes which he incurs as a result of such reimbursements.

  If Mr. Hansen voluntarily resigns prior to the expiration of the 1998 Agreement, he is only entitled to receive his base salary through the termination date (unless the termination date is December 31, in which case he also is entitled to receive his incentive bonus for the year of termination.)

  The 1998 Agreement also contains provisions which prohibit Mr. Hansen from competing with the Company or soliciting the Company's employees for a period of one year after the termination of his employment for any reason.

Mr. Pogge

  In November 1998, the Company also entered into an employment agreement with Mr. Pogge, which generally is similar to Mr. Hansen's 1998 Agreement, except that Mr. Pogge's 1998 base salary was $265,000, his minimum annual base salary thereafter is $290,000 (with CPI adjustments), his annual incentive bonus target is 60% of his base salary and his additional payment in the event of termination without cause is an amount equal to 180% of his base salary. Mr. Pogge did not previously have an employment agreement with the Company.

Messrs. Nafus and Parker

  In November 1998, the Company also entered into employment agreements with Messrs. Nafus and Parker. The agreements cover the period from November 17, 1998, through December 31, 1999, and provide for automatic one-year extensions (similar to Mr. Hansen's) beginning on December 31, 1998. Mr. Nafus' agreement continued his base salary of $250,000 through December 31, 1998, and provides for a minimum annual base salary thereafter of $262,500 (with CPI adjustments), an annual incentive bonus target of 55% of his base salary and various group insurance coverages. Mr. Parker's agreement continued his base salary of $170,000 through December 31, 1998, and provides for a minimum annual base salary thereafter of $205,000, an annual incentive bonus target of 50% of his base salary and various group insurance coverages. The provisions of these agreements in the cases of termination for death, disability or cause are the same as in Mr. Hansen's agreement. If the Company terminates the employment of Mr. Nafus or Mr. Parker without cause prior to a change of control of the Company, then the Company must continue to pay such person's base salary for one year after the termination (less compensation received from another employer) and also must pay such person's annual incentive bonus for the year of termination and an additional amount equal to 55% (in the case of Mr. Nafus) or 50% (in the case of Mr. Parker) of such person's base salary (payable one year after the termination). If the termination without cause occurs after a change of control, then the Company must pay (within 30 days after the termination) the person's base salary for two years, the annual incentive bonus for the year of termination and an additional amount equal to 110% (in the case of Mr. Nafus) or 100% (in the case of Mr. Parker) of such person's base salary. The provisions of these agreements relating to a constructive termination require that the employee give notice to the Company of a claimed constructive termination, and the Company then has an opportunity to take appropriate actions to remove the basis for such claim. Other provisions of these agreements generally are similar to those contained in Mr. Hansen's agreement. Neither Mr. Nafus nor Mr. Parker previously had an employment agreement with the Company.

Dr. Haddix

  In anticipation of his retirement from full-time employment by the Company on December 31, 1997, on December 23, 1997, Dr. Haddix entered into an Independent Consulting Agreement with the Company to provide advice regarding the technical management and administration of the Company. The agreement expired on December 23, 1999, and was not renewed. Dr. Haddix's compensation under the agreement consisted of $3,000 per calendar quarter on a retainer basis, inclusive of all costs, expenses and taxes, plus $1,000 for each day worked (based on an 8-hour work day) in excess of one day per month. For his services during 1999, Dr. Haddix received $14,500 pursuant to such agreement. Dr. Haddix also received $2,500 for his services as a director of the Company during 1999.

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors, approves the basic policies under which compensation is paid or awarded to the Company's executive management. The Committee is composed of Messrs. Sica (Chairman), Holland and Schnabel.

Compensation Philosophy

  The Company's executive compensation program is premised on the belief that the interests of executives should be closely aligned with those of the Company's stockholders. The Company's executive compensation plans also are designed to attract, retain, motivate and appropriately reward individuals who are responsible for the Company's short-term and long-term profitability and growth. Based on this philosophy, a significant portion of each executive's total compensation is placed at-risk and linked to the accomplishment of specific Company and individual financial, strategic and performance results, as well as potential appreciation in the value of the Common Stock.

Compensation Program

  Each year the Committee comprehensively reviews the Company's overall executive compensation program. Such Committee review includes the members' consideration of compensation programs adopted by competing companies and by other employers likely to recruit executives with skill sets similar to those which the Company regularly seeks. In addition, at the Committee's request, the Company engages an independent compensation consulting firm to prepare a more extensive formal analysis which assesses the competitiveness of the Company's executive compensation and compares the several components of the Company's executive compensation program with those of other publicly owned technology companies. The Committee's annual compensation review permits an ongoing evaluation of the link between the Company's performance and its executive compensation in the context of the compensation programs of such other companies.

  The Committee approves the compensation of the executive officers, including the Chief Executive Officer, whose compensation is detailed in this Proxy Statement and sets policies with respect to the Company's executive compensation program generally.

  The key elements of the Company's executive compensation program consist of base annual salaries, performance bonuses and stock options.

  The Committee's policies with respect to each of these elements, including the basis for the compensation paid to Mr. Hansen, are discussed below.

Base Annual Salaries

  Base annual salaries for executive officers are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the scope and complexity of the executive's position relative to other senior management positions internally and at competitive frame companies. The external comparison is based on the results of a report prepared by an independent compensation consulting firm and takes into consideration the compensation practices and programs of other corporations which are most likely to compete with the Company for the services of executive management personnel.

  Annual salary adjustments are determined by evaluating both the position and the performance of each executive officer, taking into account any changes in responsibilities. Individual performance ratings take into account such factors as achievement of the Company's strategic plan and attainment of specific individual objectives.

  With respect to the base salary paid to Mr. Hansen in 1999, the Committee took into account a comparison of base salaries of chief executive officers of peer companies, the Company's performance in 1998 and the assessment by the Committee of Mr. Hansen's individual performance. Based upon this evaluation, the Committee increased Mr. Hansen's base salary by $50,000 to $400,000 for 1999.

Performance Bonuses

  The Company maintains a Performance Bonus Plan (the "Bonus Plan"), which provides for the payment of performance bonuses to most management employees of the Company who do not receive sales commissions. Executive officers of the Company participate in the Bonus Plan, which is a pay-for-performance plan designed to compensate participants for achieving certain levels of performance with respect to key objectives established in the Company's annual financial plan.

  Annually, the Committee approves targeted levels and minimum threshold levels of performance with respect to key objectives affecting the executive officers' performance bonuses. No performance bonus is paid when results are below the threshold levels. For executive officers, the performance bonus objectives are based upon revenue and earnings of the Company. Performance bonuses are paid during the first quarter after the year in which they are earned. Because the Company's 1999 revenue and earnings substantially exceeded the targets for a 100% performance bonus payment (which would range from 50% to 65% of base salary, depending upon the particular executive officer), the 1999 performance bonus payments to the Company's executive officers ranged from approximately 79% of base salary to approximately 103% of base salary, depending upon the particular executive officer.

  Mr. Hansen's performance bonus for 1999 was based on the Company's overall revenue and earnings. Mr. Hansen earned a performance bonus of $410,800 for 1999, representing approximately 103% of his 1999 base salary, based upon the levels of achievement of the applicable targets, as compared with a performance bonus of $359,450 in 1998, which also reflected the achievement of well in excess of the applicable targets and similarly represented 103% of his 1998 base salary. The targeted levels of performance for 1999 had been increased substantially over those for 1998.

Stock Options

  The third component of executive officers' compensation is the Company's 1996 Stock Incentive Plan, pursuant to which the Company has granted to its executive officers options to purchase shares of Common Stock.

  Stock options are designed to align the interests of executives with those of the Company's stockholders. Stock options are granted at an exercise price equal to the market price of the Common Stock on the date of grant, generally vest in equal installments over four or five years and are exercisable no later than ten years from the date of grant. This plan is designed to provide incentives for the creation of value for the Company's stockholders over the long term because the full benefit of an executive's compensation package cannot be realized unless stock price appreciation occurs and is maintained over a number of years.

  During 1995, following the formation of the Company in late 1994, a small number of executives and other key employees of the Company purchased shares of Common Stock whose transferability was restricted and which generally were subject to repurchase by the Company at a price significantly below market value if the holder of such shares were to leave the employ of the Company. Beginning in 1996, such restrictions and repurchase rights have lapsed generally at the rate of 20% per year, so that by late 2000 none of such shares still outstanding will any longer be restricted or subject to repurchase by the Company. Similarly, stock options granted to various executives and other key employees (some of whom also own restricted stock) in 1996 and subsequent years have begun to become exercisable. In light of the highly competitive employment environment in which the Company operates, during 1998 the Committee considered various means of creating a further incentive for its senior executives to remain in the employ of the Company over an extended period of time. With the assistance of the Company's independent compensation consulting firm, the Committee concluded that a one-time stock option grant in lieu of anticipated annual option grants for 1999, 2000 and 2001 to the particular recipients could serve to accomplish the Committee's objective. Such special grant would involve the approximate total number of shares that might normally be expected to be granted annually over such three-year period; however, unlike the normal annual option grant which has a four-year vesting schedule beginning one year after the grant date, the options covered by the special grant would become exercisable as to 50% of the shares covered by the option four years after the grant date and as to the remaining shares covered by the option five years after the grant date. Such options were granted by the Committee on November 17, 1998, and thus become exercisable as to 50% of the option shares on each of November 17, 2002 and 2003. The option agreements provide that, upon the occurrence of a change of control of the Company, the options covered by such agreements will become immediately exercisable in full without regard to their original schedule for exercisability. "Change of control" is defined in such agreements and includes among other events various types of mergers, dissolutions or changes in ownership of the Company or its principal subsidiary, acquisitions of significant amounts of the voting stock of the Company, certain "going private" transactions involving the Company and certain changes in the composition of the Board.

  The Committee determined that the special option grant to Mr. Hansen should cover 480,000 shares; however, because of limitations contained in the Company's 1996 Stock Incentive Plan, the Committee only was able to grant Mr. Hansen an option covering 400,000 shares on November 17, 1998. In January 1999, the Committee granted an option to Mr. Hansen covering the additional 80,000 shares with the same vesting schedule as the November 1998 option but at the higher January 1999 market price.

  Because of the special 1998 option grant discussed in the preceding paragraphs, the Committee did not make any option grants to the executive officers of the Company during 1999 (other than the 80,000-share special grant to Mr. Hansen).

Conclusion

  Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and Company performance in furtherance of the Company's strategic goals as well as to potential stock price appreciation. The Committee presently intends to continue a policy of closely linking executive compensation to Company performance and stockholder return.

                                       Compensation Committee of the Board of
                                       Directors

                                       Frank V. Sica, Chairman
                                       Royce J. Holland
                                       Rockwell A. Schnabel

                            STOCK PRICE PERFORMANCE

  The following graph assumes $100 invested on February 28, 1996 (the date on which the Company's Common Stock was first traded publicly) in the Common Stock, in the S&P 500 Index and in the Company's Standard Industrial Classification ("SIC") Code Index: Computer Processing and Data Preparation Services.


                      ---------------------FISCAL YEAR ENDING------------------
COMPANY/INDEX/MARKET  2/28/1996  12/31/1996  12/31/1997  12/31/1998  12/21/1999

CSG Systems Intl         100.00       66.85      173.91      343.48      346.74

Data Processing &
Preparation              100.00      108.88      118.38      154.78      185.30

S&P Composite            100.00      117.82      157.13      202.03      244.55
Russell 2000 Index       100.00      113.10      138.36      134.48      160.83
NASDAQ Market Index      100.00      115.81      141.66      199.79      352.38


Note : Base price date is 2/28/1996

SOURCE:  MEDIA GENERAL FINANCIAL SERVICES
         P.O. BOX 85333
         RICHMOND, VA 23293
         PHONE: 1-(800) 446-7922
         FAX:   1-(804) 649-6826

                   PROPOSAL TO INCREASE THE NUMBER OF SHARES
                 OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER
          THE COMPANY'S STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

Proposed Amendment

  At the Annual Meeting, the stockholders will be asked to approve an amendment (the "Plan Amendment") to the Company's Stock Option Plan for Non-Employee Directors (the "Plan"), as adopted by the Board on January 22, 2000, which will increase by 250,000 (from 200,000 to 450,000) the number of shares of Common Stock available for issuance under the Plan.

  The Plan is intended to foster and promote the long-term financial success of the Company and thereby increase stockholder value by attracting and retaining as directors of the Company highly qualified persons who are not employees of the Company or a subsidiary of the Company. The Board believes that by giving non-employee directors of the Company a personal financial stake in the Company, the interests of such directors and the stockholders of the Company will be more closely aligned. Non-employee directors also receive cash remuneration for their services, as described above under "Director Compensation".

  A copy of the Plan Amendment appears as Exhibit A to this Proxy Statement. Approval of the Plan Amendment will ensure that enough shares are available under the Plan to fulfill the objectives of the Plan for the next several years.

Required Vote

  Approval of the Plan Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote on such matter.

                   The Board Recommends a Vote FOR Approval
                             of the Plan Amendment

Plan Activity

  As of February 25, 2000, options covering an aggregate of 184,000 shares were outstanding and unexercised under the 1996 Plan at option prices ranging from $9.69 to $47.63 per share and with expiration dates ranging from January 28, 2007, to January 22, 2010. Without taking into account the effect of the Plan Amendment, only 16,000 shares remained available for future grants or awards under the Plan as of February 25, 2000. As of February 25, 2000, options had been granted to each of the Company's six non-employee directors. None of such options has been exercised.

  The following table sets forth certain information regarding the options which have been granted under the Plan as of February 25, 2000.

       Name                                                    Number  of Shares
       ----                                                    -----------------
   George F. Haddix...........................................
    (Director nominee)                                               16,000

   Neal C. Hansen (1).........................................
    Chairman of the Board and
    Chief Executive Officer
    (Director nominee)                                                    0

   Frank V. Sica..............................................
    (Director nominee)                                               24,000

   All current directors who are
    not executive officers or
    employees as a group......................................      184,000

--------
(1) As an employee of the Company, Mr. Hansen is not eligible to receive an option grant under the Plan.

  It is not possible to state the terms of any options that may be granted to non-employee directors of the Company under the Plan at a future time or to identify the non-employee directors to whom such future grants may be made. Such grants are entirely within the discretion of the Board, and the Board has made no decisions with respect to future grants under the Plan.

Effect of Plan Amendment

  If the Plan Amendment is approved at the Annual Meeting, then the maximum number of shares of Common Stock that still may be issued under the Plan (in addition to the 184,000 shares subject to outstanding options as of February 25, 2000) would be increased to 266,000. The latter number represents shares available for, but not yet subject to, an option grant under the Plan as of the date of the Annual Meeting (16,000 shares, assuming no grants or awards are made under the Plan between February 25, 2000, and the date of the Annual Meeting) plus the additional 250,000 shares authorized by the Plan Amendment.

Description of the Plan and Option Terms

  The following summary of the Plan does not purport to be complete and is subject to and qualified in its entirety by the full terms of the Plan. Stockholders may request a copy of the Plan from the Secretary of the Company at the address shown on the first page of this Proxy Statement.

  The Plan authorizes the Board to grant to non-employee directors of the Company options to purchase shares of Common Stock. The option exercise price per share may not be less than the fair market value of the Common Stock on the date of the option grant (normally the last sale price of the Common Stock as quoted on the Nasdaq National Market on such date). Each option will be reflected in a written agreement which sets forth the terms and conditions of the option, including the number of shares covered by the option, the option exercise price, when the option becomes exercisable, and the period or periods of time during which the option may be exercised. The Plan provides that no option may be exercised more than ten years after the date of its grant. When an option granted under the Plan is exercised, the optionee must pay the option exercise price to the Company in full in cash at the time of such exercise.

  Unless an option agreement provides otherwise, if an option holder ceases to be a director of the company for a reason other than retirement (after a minimum number of years of service) or death, the option will continue to be exercisable (to the extent that is was exercisable at the time the option holder ceased to be a director) for a period of 90 days or, if sooner, until the option expires.

  Unless an option agreement provides otherwise, if an option holder retires from the Board and is at least age 65 with ten or more years of service on the Board or is at least age 70 with five or more years of service on the Board, the option will continue to be or become exercisable in accordance with its terms for a period of five years after the retirement date or, if sooner, until the option expires.

  Unless an option agreement provides otherwise, if an option holder dies, the option (if held for at least 12 months as of the date of death and not already exercisable) will become fully exercisable upon the option holder's death. The option, to the extent exercisable, may be exercised by the legal representative of the option holder's estate or by the beneficiaries of such estate to whom the option is distributed for a period of three years after the date of death or, if sooner, until the option expires.

  The Plan gives the Board authority to accelerate the exercisability of any outstanding option under such circumstances and upon such terms and conditions as the Board deems appropriate.

  No option granted under the Plan may be assigned or transferred by the option holder other than upon the option holder's death.

  Any shares subject to an option which expires or terminates unexercised as to such shares will be available for future option grants; however, no option grants may be made under the Plan after December 31, 2006. In the event of a stock dividend, stock split, recapitalization, merger, reorganization, consolidation, exchange of shares, or other similar event, the Plan requires the Board to appropriately adjust the aggregate numbers of shares of Common Stock reserved for issuance under the Plan and covered by outstanding options and the exercise price related to outstanding options.

Administration

  The Plan is administered by the Board, which has authority to interpret the provisions of the Plan, to select the non-employee directors of the Company to whom options are granted, to determine when and in what amounts options are granted, to determine the amount, terms and conditions of each option, to determine the fair market value of the Common Stock for purposes of the Plan, to establish administrative rules for the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

  The Board may terminate or amend the Plan at any time. However, the Board may not increase the maximum number of shares which may be issued under the Plan (except in the case of an adjustment described above), extend the maximum period during which an option may be exercised, extend the term of the Plan, decrease the minimum option price to less than the fair market value of the Common Stock on the option grant date or change the category of persons eligible to participate in the Plan without stockholder approval if such approval is required by the rules of the Securities and Exchange Commission, the Nasdaq National Market or any national securities exchange on which the Common Stock is listed. The amendment or termination of the Plan may not, without the consent of the affected option holder, adversely affect the rights of an option holder under a previously granted option.

Certain Federal Income Tax Considerations

  Options granted under the Plan will be non-statutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1996.

  The grant of an option under the Plan will not result in taxable income to the optionee or a tax deduction for the Company at the time of the grant.

  The exercise of an option will result in taxable ordinary income to the optionee to the extent that the fair market value of the shares acquired on the date of the exercise exceeds the purchase price for such shares, and the Company will be entitled to a deduction for income tax purposes in the same amount in the taxable year of the Company in which the optionee recognizes the income.

  An optionee's sale of shares acquired upon the exercise of an option ordinarily will result in long-term or short-term capital gain or loss (depending upon the applicable holding period) in an amount equal to the difference between (i) the amount realized upon such sale and (ii) the sum of the purchase price for the shares sold plus the amount of ordinary income recognized in connection with the exercise of the option as to such shares.

Market Price

  The closing price of the Common Stock on the Nasdaq National Market on February 25, 2000, was $46.31 per share.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The firm of Arthur Andersen LLP served as the Company's independent public accountants for the year ended December 31, 1999, and has been selected by the Board of Directors to serve in such capacity for the current fiscal year ending December 31, 2000.

  The Company expects that a representative of Arthur Andersen LLP will be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and that such representative will be available to respond to appropriate questions.

                                 OTHER MATTERS

  Because no stockholder has given the Company timely written notice of business not discussed in this Proxy Statement which such stockholder intends to bring before the Annual Meeting, under the bylaws of the Company no stockholder may properly bring any other business before the Annual Meeting. As of the date of this Proxy Statement, the Company does not know of any matter that may come before the Annual Meeting other than the matters discussed in this Proxy Statement; however, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy or their substitutes will have discretionary authority to vote on such matter in accordance with their judgment.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Under the bylaws of the Company, a stockholder who wishes to bring any business before the 2001 annual meeting of stockholders of the Company must give advance written notice to the Company of such business and of any proposal which such stockholder wishes to have included in the Company's proxy statement and on the Company's proxy card for such annual meeting. The notice must be sent to the Secretary of the Company at the principal executive office of the Company, must be received by the Secretary of the Company not later than November 24, 2000, and must contain certain information required by the bylaws of the Company. Such advance notice requirement applies to all matters even if a stockholder does not seek to include in the Company's proxy statement a proposal with respect to a particular matter.

  The bylaws of the Company also provide that stockholder nominations of persons for election to the Board of Directors are subject to certain advance notice and informational requirements.

  Copies of the Company's bylaws are available to stockholders upon request made to the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

  The bylaw requirements referred to above do not supersede the conditions and requirements established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy materials for a meeting of stockholders, and in that regard stockholders also must comply with the applicable requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

                                          By Order of the Board of Directors

                                          Joseph T. Ruble
                                          Secretary

March 23, 2000

  ALL STOCKHOLDERS ARE WELCOME TO ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. YOU ALSO MAY FILE YOUR PROXY BY TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY. A PROMPT RESPONSE WILL FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND THE COMPANY WILL APPRECIATE YOUR COOPERATION. STOCKHOLDERS OF RECORD WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                   EXHIBIT A

  Section 4 of the CSG Systems International, Inc. Stock Option Plan for Non-Employee Directors is proposed to be amended so as to read as follows:

       "4. Common Stock Subject to the Plan. The Company shall reserve and keep available for issuance under the Plan four hundred fifty thousand (450,000) shares of Common Stock, subject to adjustment pursuant to
     Section 17. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof. Except as otherwise provided in the Plan, any shares subject to a Stock Option which expires or terminates unexercised as to such shares shall again be available for the grant of Stock Options."

                                  DETACH HERE


                                     PROXY


                        CSG SYSTEMS INTERNATIONAL, INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 19, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Neal C. Hansen and John P. Pogge, and each of them, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of stock of CSG Systems International, Inc. (the "Corporation") standing in the name of the undersigned at the annual meeting of stockholders of the Corpration to be held at the office of the Corporation, 7887 E. Belleview Avenue, Suite 1000, Englewood, Colorado, at 8:30 a.m. (Mountain Time) on May 19, 2000, and at any adjournments thereof, on the matters set forth on the reverse side hereof and in their discretion on any other matters that properly may come before such meeting or any adjounments thereof.

     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE OTHER MATTER SET FORTH ON THE REVERSE SIDE HEREOF.

     The undersigned hereby ratifies and confirms all that either of such attorneys and proxies, or their substitutes, may do or cause to be done by virtue hereof and acknowleges receipt of the Notice of Annual Meeting of Stockholders of the Corporation to be held on May 19, 2000, the Proxy Statement of the Corporation for such Annual Meeting, and the 1999 Annual Report of the Corporation.


SEE REVERSE                                                       SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE

CSG SYSTEMS
INTERNATIONAL, INC.
c/o EquiServe
P.O. Box 8040
Boston, MA 02266-8040

     Vote by Telephone                                  Vote by Internet

     It's fast, convenient, and immediate!             It's fast, convenient, and your  vote is immediately
     Call Toll-Free on a Touch-Tone Phone               confirmed and posted
     1-877-PRX-VOTE (1-877-779-8683).

     Follow these four easy steps:                      Follow these four easy steps:

      1.  Read the accompanying Proxy                    1.  Read the accompanying Proxy
          Statement/Prospectus and Proxy Card.               Statement/Prospectus and Proxy Card.

      2.  Call the toll-free number                      2.  Go to the Website
          1-877-PRX-VOTE (1-877-779-8683). For               http://www.eproxyvote.com/csgs
          shareholders reading outside the United
          States call collect on a touch-tone phone      3.  Enter your 14-digit Voter Control Number
          1-201-536-8073.                                    located on your Proxy Card above your name.

      3.  Enter you 14-digit Voter Control Number        4.  Follow the instructions provided.
          located on you Proxy Card above your name.

      4.  Follow the recorded instructions.

     Your vote is important!                            Your vote is important!
     Call 1-877-PRX-VOTE anytime!                       Go to http://www.eproxyvote.com/csgs anytime!

     Do not return your Proxy Card if you are voting by Telephone or Internet



[X]  Please mark
     votes as in
     this example


     1. Election of Directors.                          2. Approval of an amendment to the          FOR   AGAINST  ABSTAIN
                                                           Corporation's Stock Option Plan for
        Nominees:  (01)  George F. Haddix,                 Non-Employee Directors which will        [_]   [_]      [_]
                   (02)  Neal C. Hansen,                   increase by 250,000 the number of
                   (03)  Frank V. Sica                     shares of Common Stock available for
                                                           issuance under such Plan.
            FOR                  AUTHORITY
            ALL    [_]      [_]   TO VOTE
          NOMINEES               WITHHELD

     [_]  ______________________________________
          For all nominees except as noted above

                                                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        [_]

                                                        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                                                        USING THE ENCLOSED ENVELOPE.

                                                        NOTE: Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporations, partnerships and limited liability companies should sign in their names by an authorized officer, partner, member or manager.

Signature:______________________  Date:___________________ Signature:______________________ Date:______________________